Contact:	John Herrmann
Vice President, General Counsel
Novavax, Inc.
240-268-2000

Novavax Announces Public Offer for all Outstanding Shares of Isconova

•	Adds proprietary nanoparticle matrix immune-modulating adjuvant technology to Novavax’s recombinant vaccine development platform
•	Total transaction valued at approximately $29.6 million USD
•	Conference call with management to discuss acquisition at 10:00 a.m. EDT today

Rockville, MD (June 4, 2013)–/GlobeNewswire, Inc. /-Novavax, Inc. (NASDAQ: NVAX) today announced that it has made a public tender offer to acquire all outstanding shares and warrants of Sweden-based Isconova AB (NASDAQ OMX First North Premier: ISCO) directly from such holders and intends to make a private offer for all outstanding stock options. The total transaction is valued at approximately $29.6 million USD based on the June 3, 2013 closing stock price of Novavax’s common stock. The offer has been recommended by Isconova AB’s board of directors in a press release that was issued earlier this morning.

Novavax will acquire all outstanding Isconova AB shares for approximately 15.5 million shares of Novavax common stock, corresponding to an offer value of SEK 15.46 for each Isconova share. In addition, Novavax has offered to cash out all outstanding 2005-I warrants and 2005-II warrants for SEK 140,277, based on a “Black-Scholes” valuation. Pursuant to the private offer for stock options, Novavax intends to issue 218,120 shares of Novavax common stock, corresponding to a value of SEK 8.30 for each option share.

Isconova AB is a leading international company focused on the development of saponin-based, immune-modulating adjuvants that work with vaccine antigens to promote the immunogenic effect of the vaccine. Isconova has deep knowledge of vaccine systems, and the company develops vaccines together with partners in the human and veterinary markets. A number of vaccines are under development with Isconova’s third generation nanoparticle adjuvant, Matrix-M™. Isconova’s partners include Crucell/J&J, Pfizer, Merck & Co., The Jenner Institute, Virbac and Genocea. The first vaccine using Isconova’s nanoparticle Matrix technology, Equilis® Prequenza, was launched on the veterinary market in 2006. The Company is headquartered in Uppsala, Sweden.

Novavax is developing recombinant vaccine candidates across a wide-variety of disease indications with four clinical-stage programs in seasonal influenza, pandemic influenza, RSV and rabies, as well as a number of other programs currently in earlier-stage pre-clinical development. Three of its clinical-stage programs and many of its pre-clinical programs are currently testing adjuvants to see whether immune responses can be enhanced. Novavax has a great deal of experience with a number of different types of adjuvants, including saponin-based adjuvants. Notably, in October 2012 Novavax published successful results of its Phase I clinical pandemic influenza vaccine trial using a third-party’s saponin-based adjuvant. Novavax believes that Isconova’s vaccine adjuvant technology will complement its vaccine programs and provide greater control of the development and use of adjuvants within these programs. Novavax also believes that having full access to Isconova’s adjuvant program, along with the scientific and clinical teams that have been developing the technology for many years, will allow it to better understand, characterize and refine many of its vaccine targets, which can potentially lead to better, more potent vaccine candidates brought into clinical trials and eventually to market in less time.

“Isconova’s proven vaccine adjuvant development technologies are a powerful complement to our recombinant vaccine programs,” said Stanley C. Erck, President and Chief Executive Officer. “Novavax remains focused on establishing itself as a leader in vaccine development, and we expect the addition of this proprietary adjuvant platform will significantly strengthen our vaccine technology platform.”

“Over the past couple years, our team has been committed to further expanding Isconova’s adjuvant technology to the human vaccine setting, and today’s announcement marks an exciting milestone on that front,” added Sven Andréasson, CEO of Isconova AB. “With Novavax’s leading position in the recombinant vaccine space, as well as its partnership with BARDA for the development of influenza VLP vaccines for the critical U.S. market, Isconova’s adjuvants will have the opportunity to reach more patients than ever.”

Under the terms of the offer, Novavax is offering 1.2388 shares of its common stock for each share in Isconova and SEK 140,277 in the aggregate for the 2005-I warrants and 2005-II warrants in Isconova. Pursuant to the private offer for stock options, holders of vested and unvested stock options who agree to waive their rights under the stock options will receive 0.6232 shares of Novavax common stock for each stock option in Isconova. No commission or brokerage fees will be levied on holders of shares and warrants that tender such instruments in the offer. To the extent holders of shares in Isconova are entitled to receive fractions of shares in Novavax, such fractions of shares will be paid in cash in lieu thereof.

Handelsbanken Capital Markets is acting as the financial advisor to Isconova. Ropes & Gray LLP and Setterwalls Advokatbyrå AB are serving as legal counsel to Novavax and Advokatfirman Lindahl KB is serving as legal counsel to Isconova.

Conference Call

Novavax’ management will host a conference call today to discuss the Isconova acquisition at 10:00 a.m. EDT. The live conference call will be accessible on Novavax’ website at www.novavax.com under “Investor Info/Events” or by telephone at 1 (877) 212-6076 (domestic) or 1 (707) 287-9331 (international) using passcode 88627824.

About Novavax

Novavax, Inc. (Nasdaq: NVAX) is a clinical-stage biopharmaceutical company creating vaccines to address a broad range of infectious diseases worldwide. Using innovative recombinant nanoparticle technology, as well as new and efficient manufacturing approaches, the company produces vaccine candidates to combat diseases, with the goal of allowing countries to better prepare for and more effectively respond to rapidly spreading infections. Novavax is committed to using its technology platform to create geographic-specific vaccine solutions and is therefore involved in several international partnerships, including collaborations with Cadila Pharmaceuticals of India, LG Life Sciences of Korea and PATH. Together, these organizations support Novavax’ worldwide commercialization strategy and have the global reach to create real and lasting change in the biopharmaceutical field. Additional information about Novavax is available on the company’s website, www.novavax.com.

Forward-Looking Statements

Statements herein, including but not limited to those relating to the future of Novavax, the public offer for the shares of Isconova, the proposed combination, and the ongoing development of Novavax’s vaccine products are forward-looking statements. Novavax cautions that these forward-looking statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include those identified under the heading “Risk Factors” in the Novavax Annual Report on Form 10-K for the year ended December 31, 2012, and filed with the Securities and Exchange Commission (SEC). We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find it

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed combination of Novavax and Isconova, Novavax intends to file with the SEC a Registration Statement on Form S-4 that will include a preliminary prospectus of Novavax. These materials will not be final and may be amended. An offer prospectus related to the public offer will be distributed to the shareholders of Isconova after the Registration Statement on Form S-4 is declared effective. Novavax urges investors to read the Form S-4 prospectus and the Swedish offer prospectus regarding the proposed combination when they become available, as well as other documents filed with the SEC and with the Swedish Financial Supervisory Authority, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain the documents filed with the SEC, free of charge, from Novavax’s website (www.novavax.com) under the tab “Investor Info” and then under the heading “SEC Filings.”

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